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Exhibit 99.(a)(5)

        LETTER OF ELECTION AND TRANSMITTAL
for the
RETURN OF CASH
by
NATIONAL GRID TRANSCO PLC ("NGT")

        Dear holder of NGT American Depositary Receipts ("ADRs"):

        In conjunction with the NGT proposed Return of Cash, our records indicate that you hold the NGT ADRs listed below either through the Direct Registration System ("DRS"), the Global Buy DIRECT Plan ("Plan") or a combination of both DRS and the Plan or indirectly in book entry form through an Agent Institution (a bank, broker, nominee, custodian or financial institution acting on behalf of ADR Holders with respect to The Depository Trust Company ("DTC"), a book entry facility). The Return of Cash has components consisting of the "issue of B Shares", the "B Share Alternatives" and the "Share Capital Consolidation", allowing National Grid Transco plc to return £2 billion, which represents 65 pence per Existing Ordinary Share, which is equal to £3.25 per Existing ADR as each Existing ADR evidences 5 Existing Ordinary Shares, in cash to ADR Holders of record as of 5:00 p.m. (New York City time) on July 29, 2005. Unless otherwise defined herein, capitalized terms have the meanings set out in the U.S. Supplemental Memorandum.

        The issue of B Shares results in you receiving 5 B Shares per Existing ADR held as of July 29, 2005. The issue of B Share entitles you to elect the manner in which to receive the cash through one or more of the B Share Alternatives. DRS holders and Plan participants who would like to choose Alternative 1 for all of their B shares need not take any further action (you do not need to return this Letter of Election and Transmittal) as you will have been deemed to have elected Alternative 1.

        ADR Holders will receive all payments in U.S. dollars to the extent they have chosen Alternative 1 or Alternative 2. If an ADR Holder chooses Alternative 3, all B Share Continuing Dividends and any future repurchase payments will be made in U.K. pounds. Any amounts paid in U.S. dollars will be converted from U.K. pounds into U.S. dollars at the exchange rate obtainable on the spot market in London (less conversion fees and expenses) on the date the cash consideration is received by the Depositary.

        The Share Capital Consolidation (a reverse stock split) is to be effected as of July 29, 2005, at which time each Existing ADR will be subdivided and consolidated, resulting in the issuance of New ADRs. Existing ADR Holders will receive 0.877551 of a New ADR for each Existing ADR.

        Non-electing and electing DRS holders will be automatically exchanged for New ADRs and will receive a Direct Registration Transaction Advice indicating their ownership of New ADRs. No fractions of New ADRs will be issued. Instead you will receive under separate cover U.S. dollar checks for the cash in lieu of a fractional ADR and the B Share payment. Non-electing and electing Plan participants will be automatically exchanged for New ADRs and those ADR holders will receive a Global Buy DIRECT Statement indicating their ownership of full and fractional New ADRs and a U.S. dollar check for the B Share payment. Non-electing and electing book entry holders should note that their Agent Institution will be credited automatically with New ADRs and U.S. dollar funds for both the B Share payment and any applicable cash in lieu funds. To the extent that your fractional entitlement is less than $2.00, National Grid Transco plc will donate such amounts to a charity of its choice.

        The U.S. federal income tax consequences of the B Share issue or payment of cash with regard to any of the B Share Alternatives will likely be similar to a cash dividend payment of 65 pence per B Share (which equates to £3.25 per Existing ADR). Generally amounts received (other than cash in lieu of a fractional ADR entitlement) pursuant to any of the B Share Alternatives (including the receipt of B Shares) will likely be treated as dividend income to you (to the extent paid out of National Grid Transco plc's current or accumulated earnings and profits) in 2005 and any gain recognized on cash received in lieu of a fractional ADR will be treated as a capital gain.

        You should read the Circular and U.S. Supplemental Memorandum and any accompanying materials before making your election and should consult with your tax adviser with respect to tax consequences.

        Any questions, requests for assistance or additional copies of the materials may be directed to the U.S. Information Agent, Mellon Investor Services, LLC, at 1-800-241-6711, Monday through Friday, between 9:00 A.M. and 7:00 P.M. (New York City time).

        THE INITIAL REPURCHASE OFFER WILL REMAIN OPEN FOR ACCEPTANCE DURING THE ELECTION PERIOD UNDER THE RETURN OF CASH. THE ELECTION PERIOD FOR ACCEPTANCES AND WITHDRAWALS WITH RESPECT TO THE INITIAL REPURCHASE OFFER (AS DEFINED IN THE RETURN OF CASH DOCUMENTS) WILL EXPIRE AT 11:30 A.M. (NEW YORK CITY TIME) ON AUGUST 5, 2005, UNLESS EXTENDED TO A LATER CLOSING DATE. HOLDERS OF B SHARES WILL HAVE THE RIGHT TO WITHDRAW THEIR ACCEPTANCES OF THE INITIAL REPURCHASE OFFER FROM THE DATE OF THIS DOCUMENT UNTIL THE SPECIFIED TIME ON THE LAST DAY OF ELECTION PERIOD.

Letter of Election and Transmittal—Election Period Expires August 5, 2005 at 11:30 AM NY City time

Your B Share entitlement will be automatically calculated for you. By choosing Alternative 1 or Alternative 2 you will be instructing the Tender Agent to issue your B Share entitlement in the form of a U.S. dollar check in accordance with the conditions of those Alternatives. Be advised unless you elect Alternative 3 (as defined below) in respect of some or all your B Share entitlement you will not receive a B Share certificate.		Total ADRs
Write in the number of ADRs in respect of which you wish to elect one or more of the Alternatives applied to B Shares.
Single B Share Dividend—Receive for all or some of your B Shares the U.S. dollar equivalent of £3.25 per Existing ADR.	Alternative 1
*If no election is made in respect of B Shares or the total number entered amongst the B Alternatives does not match the number above right, you will be deemed to have elected Alternative 1 in respect of all your B shares.
Initial Repurchase Offer—Tender all or some of your B shares into the Initial Repurchase Offer and receive the U.S. dollar equivalent of £3.25 per Existing ADR.	Alternative 2

Future Repurchase Offer—Retain all or some of your B Shares for purchase in 2006 and 2007 at a price payable in U.K. pounds. B Share certificates will be issued in the U.K. by Capita Registrars and mailed to you. Any continuing dividend payment will be payable in U.K. Pounds.	Alternative 3	Return this card in the enclosed envelope to: The Bank of New York, (National Grid Transco plc Election) P.O. Box 859208 Braintree, MA 02185-9208
Change address as necessary.
Election Total

The undersigned understands that an election by the undersigned pursuant to the procedures described herein and in the instructions hereto, subject to the withdrawal rights described in the U.S. Supplemental Memorandum and the Circular, will constitute a binding agreement between the undersigned and National Grid Transco plc upon the terms and subject to the conditions of the Return of Cash.

I/we, the undersigned certify that I/we are owners of the ADRs listed above and as such have the authority to elect/tender in respect of the B Share Entitlement Alternatives associated with these ADRs. Such ADRs are free and clear of all liens, restrictions, adverse claims and encumbrances and I/we have complied with all instructions mailed with this Letter of Election and Transmittal.

Signature: Card must be signed by registered holder(s) exactly as name(s) appears on DRS Advice or Global BuyDIRECT Statement or by person(s) authorized to sign on behalf of registered holder(s) by documents enclosed.
Daytime telephone number
ADR Holder sign here	Date	Co-Owner(s) sign here

        REMINDER:

        DRS holders and Plan participants who would like to choose Alternative 1 for all of their B Shares need not take any further action (you do not need to return this Letter of Election and Transmittal) as you will have been deemed to have elected Alternative 1.

        DRS holder will be automatically exchanged for New ADRs and will receive a Direct Registration Transaction Advice. Fractions of an ADR will not be issued. Instead you will receive under separate cover a U.S. dollar check for any cash in lieu of a fractional ADR*, where applicable and a U.S. dollar check for your B Share payment.

*
To the extent that your fractional entitlement is less than $2.00, National Grid Transco plc will donate such amounts to a charity of its choice.

        Substitute Form W-9
(see Instruction Booklet)

Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security No. OR Employer ID No.

CERTIFICATION—UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT (1) THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER (OR I AM WAITING FOR A NUMBER TO BE ISSUED TO ME), AND (2) I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE (A) I AM EXEMPT FROM BACKUP WITHHOLDING, OR (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (IRS) THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING AND (3) I AM A U.S. PERSON INCLUDING A U.S. RESIDENT ALIEN. (YOU MUST CROSS OUT ITEM (2) ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDER REPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN).	Part 2—☐ TIN applied for (or intended to apply for in near future) CHECK BOX IF APPLICABLE Part 3—☐ EXEMPT PAYEE Attach Certificate of Foreign Status
Department of the Treasury Internal Revenue Service
Signature	Payer's Request for Taxpayer Identification Number (TIN)

Name

Address

Date

        SPECIAL TRANSFER INSTRUCTIONS
Medallion Guarantee Required

        National Grid Transco plc American Depositary Shares will be issued in the name shown on the FRONT of this form unless otherwise instructed below. To determine if Signature Guarantee is required, see instruction Booklet.

        Issue DRS Advices, U.S. dollar checks for B Shares and cash in lieu (if applicable) to:

NAME:
(Please Print)
ADDRESS:

(Include Zip Code)

(Employer Identification or Social Security Number
SPECIAL DELIVERY INSTRUCTIONS
The Direct Registration Transaction Advices will be mailed to the address shown on the FRONT of this form unless otherwise instructed below; see Instruction Booklet.
Mail DRS Advices, U.S. dollar checks for B Shares and cash in lieu (if applicable) to:
NAME:

(Please Print)
ADDRESS:

        LETTER OF ELECTION AND TRANSMITTAL
for the
RETURN OF CASH
by
NATIONAL GRID TRANSCO PLC ("NGT")

        Dear holder of NGT American Depositary Receipts ("ADRs"):

        In conjunction with the NGT proposed Return of Cash, our records indicate that you hold the NGT ADRs listed below in certificate form only, or in combination with NGT ADRs held in the Global Buy DIRECT Plan ("Plan"), and/or NGT ADRs held through the Direct Registration System ("DRS"). The Return of Cash has components consisting of the "issue of B Shares", the "B Share Alternatives" and the "Share Capital Consolidation", allowing National Grid Transco plc to return £2 billion, which represents 65 pence per Existing Ordinary Share, which is equal to £3.25 per Existing ADR as each existing ADR evidences 5 Existing Ordinary Shares, in cash to ADR Holders of record as of 5:00 p.m. (New York City time) on July 29, 2005. Unless otherwise defined herein, capitalized terms have the meanings set out in the U.S. Supplemental Memorandum.

        The issue of B Shares results in you receiving 5 B Shares per Existing ADR held as of July 29, 2005. The issue of B Share entitles you to elect the manner in which to receive the cash through one or more of the B Share Alternatives. If no election is made amongst the B Share Alternatives or the election is otherwise invalid, you will have been deemed to have elected Alternative 1 in respect of all of your B Shares.

        ADR Holders will receive all payments in U.S. dollars to the extent they have chosen Alternative 1 or Alternative 2. If an ADR Holder chooses Alternative 3, all B Share Continuing Dividends and any future repurchase payments will be made in U.K. pounds. Any amounts paid in U.S. dollars will be converted from U.K. pounds into U.S. dollars at the exchange rate obtainable on the spot market in London (less conversion fees and expenses) on the date the cash consideration is received by the Depositary.

        The Share Capital Consolidation (a reverse stock split) is to be effected as of July 29, 2005, at which time each Existing ADR will be subdivided and consolidated, resulting in the issuance of New ADRs. Existing ADR Holders will receive 0.877551 of a New ADR for each Existing ADR. Your New ADRs will be issued in Direct Registration, whereby your ADRs are tracked electronically and protected from loss, theft or destruction.

        You must send in your NGT ADR certificates to receive the payment of 65 pence per B Share and receive a Direct Registration Transaction Advice for the New ADRs. After receipt of your certificated ADR(s), all of your Existing certificated ADRs and any Existing ADRs held in DRS will be exchanged for New ADRs and you will receive a Direct Registration Transaction Advice indicating your ownership of New ADRs. No fractions of New ADRs will be issued. Instead you will receive U.S. dollar checks under separate cover for the cash in lieu of a fractional ADR and the B Share payment. To the extent that your fractional entitlement is less than $2.00, NGT will donate such amounts to a charity of its choice. Any Existing ADRs held in the Plan will be automatically exchanged for New ADRs and you will receive a Global Buy DIRECT Statement indicating your ownership of full and fractional New ADRs and a U.S. dollar check for your B Share payment.

        If you cannot locate your NGT ADR certificate(s), please complete the affidavit on the reverse side. The B Share payment and any cash in lieu proceeds will be held for you, without interest, until your NGT ADR certificate(s) have been received by The Bank of New York.

        The U.S. federal income tax consequences of the B Share issue or payment of cash with regard to any of the B Share Alternatives will likely be similar to a cash dividend payment of 65 pence per B Share (which equates to £3.25 per Existing ADR). Generally amounts received (other than cash in lieu of a fractional ADR entitlement) pursuant to any of the B Share Alternatives (including the receipt of B Shares) will likely be treated as dividend income to you (to the extent paid out of National Grid Transco plc's current or accumulated earnings and profits) in 2005 and any gain recognized on cash received in lieu of a fractional ADR will be treated as a capital gain.

        You should read the Circular and U.S. Supplemental Memorandum and any accompanying materials before making your election and should consult with your tax adviser with respect to tax consequences.

        Any questions, requests for assistance or additional copies of the materials may be directed to the U.S. Information Agent, Mellon Investor Services, LLC, at 1-800-241-6711, Monday through Friday, between 9:00 A.M. and 7:00 P.M. (New York City time).

        THE INITIAL REPURCHASE OFFER WILL REMAIN OPEN FOR ACCEPTANCE DURING THE ELECTION PERIOD UNDER THE RETURN OF CASH. THE ELECTION PERIOD FOR ACCEPTANCES AND WITHDRAWALS WITH RESPECT TO THE INITIAL REPURCHASE OFFER (AS DEFINED IN THE RETURN OF CASH DOCUMENTS) WILL EXPIRE AT 11:30 A.M. (NEW YORK CITY TIME) ON AUGUST 5, 2005, UNLESS EXTENDED TO A LATER CLOSING DATE. HOLDERS OF B SHARES WILL HAVE THE RIGHT TO WITHDRAW THEIR ACCEPTANCES OF THE INITIAL REPURCHASE OFFER FROM THE DATE OF THIS DOCUMENT UNTIL THE SPECIFIED TIME ON THE LAST DAY OF ELECTION PERIOD.

Letter of Election and Transmittal—Election Period Expires August 5, 2005 at 11:30 AM NY City time
Your B Share entitlement will be automatically calculated for you. By choosing Alternative 1 or Alternative 2 you will be instructing the Tender Agent to issue your B Share entitlement in the form of a U.S. dollar check in accordance with the conditions of those Alternatives. Be advised unless you elect Alternative 3 (as defined below) in respect of some or all your B Share entitlement you will not receive a B Share certificate.		Total ADRs
Write in the number of ADRs in respect of which you wish to elect one or more of the Alternatives applied to B Shares.
Single B Share Dividend—Receive for all or some of your B Shares the U.S. dollar equivalent of £3.25 per Existing ADR.	Alternative 1
*If no election is made in respect of the B Shares or the total number entered amongst the B Alternatives does not match the number above right, you will be deemed to have elected Alternative 1 in respect of all your B Shares.
Initial Repurchase Offer—Tender all or some of your B shares into the Initial Repurchase Offer and receive the U.S. dollar equivalent of £3.25 per Existing ADR.	Alternative 2
Future Repurchase Offer—Retain all or some of your B Shares for purchase in 2006 and 2007 at a price payable in U.K. pounds. B Share certificates will be issued in the U.K. by Capita Registrars and mailed to you. Any continuing dividend payment will be payable in U.K. Pounds.	Alternative 3	Return this card in the enclosed envelope to: The Bank of New York, (National Grid Transco plc Election) P.O. Box 859208 Braintree, MA 02185-9208
Change address as necessary.
Election Total

The undersigned understands that an election by the undersigned pursuant to the procedures described herein and in the instructions hereto, subject to the withdrawal rights described in the U.S. Supplemental Memorandum and the Circular, will constitute a binding agreement between the undersigned and National Grid Transco plc upon the terms and subject to the conditions of the Return of Cash.

I/we, the undersigned certify that I/we are owners of the ADRs listed above and as such have the authority to elect/tender in respect of the B Share Entitlement Alternatives associated with these ADRs. Such ADRs are free and clear of all liens, restrictions, adverse claims and encumbrances and I/we have complied with all instructions mailed with this Letter of Election and Transmittal.

Signature: Card must be signed by registered holder(s) exactly as name(s) appears on the ADR certificate, the DRS Advice or Global BuyDIRECT Statement or by person(s) authorized to sign on behalf of registered holder(s) by documents enclosed.
Daytime telephone number
ADR Holder sign here	Date	Co-Owner(s) sign here

        AFFIDAVIT OF LOST, STOLEN OR DESTROYED CERTIFICATE(S)

        THIS FORM IS TO BE COMPLETED ONLY IF YOU CANNOT LOCATE
YOUR EXISTING ADR(s) AND THE TOTAL NUMBER OF ADRs BEING REPORTED IS LESS THAN 4,082 ADRs.

NAME OF ADR HOLDER
ADDRESS
CITY/STATE/ZIP
CERTIFICATE NUMBER(S)	for	Existing ADRs
	for	(If any number is unknown, leave space blank.)

        The undersigned person(s) hereby certifies that:
I am the lawful owner of the above described certificate(s). The certificate(s) has not been endorsed, transferred, assigned or otherwise disposed of. I have made a diligent search for the certificate(s) and have been unable to find them, and make this affidavit for the purpose of inducing the exchange of the certificate(s) without surrender of the certificate(s). I agree to indemnify Seaboard Surety and National Grid Transco plc from all liabilities, losses, damages, and expenses which each may sustain or incur by reason or account of assuming liability under its Indemnity Bond No. 104503917. I hereby agree to surrender the certificate(s) for cancellation should I, at any time, find the certificate(s).

Signature of Shareholder (Affiant)
	(Dependent)	(Indemnitor)	(Heirs Individually)
Signature of Co-Shareholder (Co-Affiant)
	(Dependent)	(Indemnitor)	(Heirs Individually)
Signed this __________________ day of _____________________________, 200 .
Notary Public (Affix Notarial Seal)	(Notary required for all replacements of more than 200 shares)
STATE OF	COUNTY OF

Substitute Form W-9
(see Instruction Booklet)

Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security No. OR Employer ID No.

CERTIFICATION—UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT (1) THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER (OR I AM WAITING FOR A NUMBER TO BE ISSUED TO ME), AND (2) I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE (A) I AM EXEMPT FROM BACKUP WITHHOLDING, OR (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (IRS) THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING (YOU MUST CROSS OUT ITEM (2) ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDER REPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN).	Part 2—☐ TIN applied for (or intended to apply for in near future) CHECK BOX IF APPLICABLE Part 3—☐ EXEMPT PAYEE Attach Certificate of Foreign Status
Department of the Treasury, Internal Revenue Service
Signature
Payer's Request for Taxpayer Identification Number (TIN)
Name

Address

Date

        SPECIAL TRANSFER INSTRUCTIONS
Medallion Guarantee Required

        National Grid Transco plc American Depositary Receipts will be issued in the name shown on the FRONT of this form unless otherwise instructed below. To determine if Signature Guarantee is required, see instruction Booklet.

        Issue DRS Advices, U.S. dollar checks for B Shares and cash in lieu (if applicable) to:

NAME:
(Please Print)
ADDRESS:

(Include Zip Code)

(Employer Identification or Social Security Number
SPECIAL DELIVERY INSTRUCTIONS
The Direct Registration Transaction Advices will be mailed to the address shown on the FRONT of this form unless otherwise instructed below; see Instruction Booklet.
Mail DRS Advices, U.S. dollar checks for B Shares and cash in lieu (if applicable) to:
NAME:

(Please Print)
ADDRESS:

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  Exhibit 99.(a)(5)